UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

GeoEye, Inc. announced today it has entered into a modification to its existing NextView contract with the National Geospatial-Intelligence Agency (NGA) from a Pay-by-Imagery basis to a Service Level Agreement (SLA). Under this agreement, GeoEye will provide satellite imagery products to the NGA beginning with the commencement of commercial operations of its GeoEye-1 satellite. The value of the SLA is $12.5 million per month for a period of one year.

GeoEye-1 is undergoing final calibration and alignments. GeoEye expects to start selling GeoEye-1 products soon. The SLA contemplates the delivery of imagery from the Company’s IKONOS satellite as well as GeoEye-1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, Henry E. Dubois resigned as Executive Vice President and Chief Financial Officer of GeoEye, Inc. (the "Company"). The Company and Mr. Dubois have agreed that he will continue to serve the Company as a consultant through March 15, 2009 at his current rate of pay.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1. Press Release, dated December 10, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

December 10, 2008	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release